Exhibit 10.1

SPIN-OFF AGREEMENT

This SPIN-OFF AGREEMENT, dated as of December 9, 2020 (this “Agreement”), is entered into by and among Gushen Inc., (“Seller”), Gushen Holding Limited, a Seychelles corporation (“Spin-Off Subsidiary”), and Custodian Ventures LLC, a Wyoming limited liability company (“Buyer”).

R E C I T A L S:

WHEREAS, Seller is the owner of all of the issued and outstanding capital stock and equity interests of Spin-Off Subsidiary (the “Shares”);

WHEREAS, this Agreement is made in connection with the closing of a Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”) between the Buyer, the Seller and other third parties listed in the Purchase Agreement;

WHEREAS, Buyer desires to purchase the Shares from Seller, on the terms and subject to the conditions specified in this Agreement, on the terms and subject to the conditions specified in this Agreement;

WHEREAS, Seller desires to sell and transfer the Shares to Buyer, on the terms and subject to the conditions specified in this Agreement;

NOW, THEREFORE, in consideration of the premises and the covenants, promises and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

Article I
PURCHASE AND SALE OF SPIN-OFF SUBSIDIARY STOCK

1.1 Purchase and Sale of Shares. Subject to the terms and conditions provided below, Seller shall sell and transfer to Buyer and Buyer shall purchase from Seller, on the Closing Date (as defined in Section 3.1), the Shares.

1.2 Intentionally left blank.

1.3 Share Consideration. The purchase price for the Shares shall be $1.00 (the “Share Consideration”).

Article II.

CLOSING

2.1 Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall take place remotely by electronic exchange of signature pages, on the date hereof (the “Closing Date”).

2.2 Transfer of Shares. At the Closing, Seller shall cause the Spin-Off Subsidiary to appropriate book Buyer as the sole holder of all issued and outstanding equity interest of the Spin-Off Subsidiary.

2.3 Delivery of Share Consideration. At the Closing, Buyer shall deliver a check to Seller payable to Seller at $1.00.

Article III.

BUYER’S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants to Seller that:

3.1 Capacity and Enforceability. Buyer has the power, authority and legal capacity to execute and deliver this Agreement and the documents to be executed and delivered by Buyer at the Closing pursuant to the transactions contemplated this Agreement. This Agreement and all such documents constitute valid and binding agreements of Buyer, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding of law or in equity).

3.2 Compliance. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Buyer will result in the breach of any term or provision of, or constitute a default under, or violate any agreement, indenture, instrument, order, law or regulation to which Buyer is a party or by which Buyer is bound.

Article IV.

SELLER’S REPRESENTATIONS AND WARRANTIES.

Seller represents and warrants to Buyer that:

4.1 Organization and Good Standing. Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and is properly qualified to do business and is in good standing in each state in which it is required to be so qualified.

4.2 Authority and Enforceability. Seller and Spin-Off Subsidiary have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement and the documents to be executed and delivered at the Closing pursuant to the transactions contemplated hereby, and performance in accordance with the terms hereof and thereof, have been duly authorized by Seller and Spin-Off Subsidiary, including requisite approval by Seller’s board of directors and shareholders, and approval by the sole shareholder of Spin-Off Subsidiary and the board of directors of Spin-Off Subsidiary, and all such documents constitute valid and binding agreements of Seller and Spin-Off Subsidiary enforceable in accordance with their terms.

4.3 Capitalization; Subsidiaries. Seller owns all of the issued and outstanding stock of Spin-Off Subsidiary. The Shares constitute all of the issued and outstanding securities of Spin-Off Subsidiary. Seller does not have any subsidiaries or have any ownership interest in any other Person, other than Spin-Off Subsidiary.

4.4 Title to Shares. Seller is the sole record and beneficial owner of the Shares. At Closing, Buyer will have good and marketable title to the Shares, which Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Buyer. The Shares represent all of the issued and outstanding securities of Spin-Off Subsidiary. Seller has good and marketable title to, and all other legal rights to possess and use, sell, assign, transfer and convey the Shares, free and clear of all Liens. Upon consummation of the transactions contemplated by this Agreement at the Closing, good and marketable title to the Shares, free and clear of all Liens (other than Liens incurred or imposed by Buyer), will pass to Buyer. As used herein, “Lien” means any interest (including any security interest), pledge, mortgage, lien, encumbrance, charge, claim or other right of third parties, including any spousal interests (community or otherwise), whether created by law or in equity, including any such restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

4.5 Binding Obligations. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties hereto other than the Seller and Spin-Off Subsidiary, this Agreement is duly authorized, executed and delivered by Seller and Spin-Off Subsidiary, and constitutes the legal, valid and binding obligation of Seller and Spin-Off Subsidiary, enforceable against each of them in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

4.6 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Seller and Spin-Off Subsidiary and the performance by Seller and Spin-Off Subsidiary of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any agreement to which such Seller or Spin-Off Subsidiary is a party, or by which Seller or Spin-Off Subsidiary is bound, or (b) an event that would result in the creation or imposition of any lien, charge, or encumbrance upon the Shares being sold by Seller pursuant to this Agreement.

Article V

OTHER AGREEMENTS

5.1 Expenses. Each party hereto shall bear its expenses separately incurred in connection with this Agreement and with the performance of its obligations hereunder.

5.2 Confidentiality.

(a) Seller, Buyer, Spin-Off Subsidiary and their respective employees and agents shall each hold in strict confidence all Information concerning the other party or parties in their possession or furnished by the other or the other’s Representative pursuant to this Agreement with the same degree of care as such party utilizes as to such party’s own confidential information (except to the extent that such Information is (i) in the public domain through no fault of such party or (ii) later lawfully acquired from any other source by such party without, so such party’s knowledge, any breach of a confidentiality obligation), and each party shall not release or disclose such Information to any other person, except such party’s auditors, attorneys, financial advisors, bankers, other consultants and advisors or persons to whom such party has a valid obligation to disclose such Information, unless compelled to disclose such Information by judicial or administrative process or, as advised by its counsel, by other requirements of law.

(b) Seller, Buyer and Spin-Off Subsidiary shall each use their best efforts to forward promptly to the other party all notices, claims, correspondence and other materials which are received and determined to pertain to the other party.

5.3 Liabilities of Spin-Off Subsidiary. Following the date hereof, Seller shall be released from and Buyer shall be responsible for any liability of Spin-Off Subsidiary existing as of and beyond the Closing Date including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured (each, “Liability of Spin-Off Subsidiary”).

5.4 Intentionally Left Blank.

5.5  Further Assurances. Following the date hereof, Seller shall take such steps and actions, and provide such cooperation and assistance to Buyer and Spin-Off Subsidiary and any of their successors, assigns and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary or appropriate to effect, evidence or perfect the sale of the Shares to Buyer or any assignee or successor thereof.

5.6 Indemnification by Seller. From and after the Closing, Seller agrees, to indemnify the Buyer and Spin-Off Subsidiary and each of their respective officers, directors, employees, stockholders, agents, representatives and Affiliates (collectively, the “Buyer Indemnified Parties”), as applicable, against all Losses incurred by such Buyer Indemnified Parties, caused by (i) any breach of any representation or warranty made by Seller in this Agreement or in any document or certificate delivered by Seller pursuant to this Agreement; and (ii) any breach of any covenant or obligation of Seller in this Agreement or any documents attached or delivered pursuant to this Agreement; and (iii) any fraud on behalf of Seller or any liability of Spin-Off Subsidiary which arose prior to the Closing and which was not disclosed to Buyer by Seller. Notwithstanding any other provision of this Agreement: (1) Seller’s aggregate liability in respect of all claims that the Buyer or Spin-Off Subsidiary may have against Seller pursuant to this Agreement will not exceed one thousand ($1,000); and (2) Seller shall not have any liability for any breach of any representation, warranty, covenant or other obligation of the Spin-Off Subsidiary set forth in this Agreement.

Article VI

MISCELLANEOUS.

6.1 Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in the Securities Purchase Agreement.

6.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed, or (iii) sent by facsimile transmission or email, without receipt of confirmation that such transmission has been received:

(a)	If to Seller, addressed to:

Gushen Inc.
3445 Lawrence Ave, Oceanside, New York, 11572
Attn: David Lazar
Title: President, CEO and CFO
Email: David@activistinvestingllc.com

(b)	If to Buyer or Spin-Off Subsidiary, addressed to:

Custodian Ventures LLC
3445 Lawrence Ave, Oceanside, New York, 11572
Attn: David Lazar
Email Address: David@activistinvestingllc.com

or to such other address as any party hereto shall specify pursuant to this Section 7.2 from time to time.

6.3 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

6.4 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

6.5 Further Acts and Assurances. From and after the Closing, Seller, Buyer and Spin-Off Subsidiary agree that each will act in a manner supporting compliance, including compliance by its Affiliates, with all of its obligations under this Agreement and, from time to time, shall, at the request of another party hereto, and without further consideration, cause the execution and delivery of such other instruments of conveyance, transfer, assignment or assumption and take such other action or execute such other documents as such party may reasonably request in order more effectively to convey, transfer to and vest in Buyer, and to put Spin-Off Subsidiary in possession of, all Shares and to convey, transfer to and vest in Buyer, the Shares, and, in the case of any contracts and rights that cannot be effectively transferred without the consent or approval of another person that is unobtainable, to use its best reasonable efforts to ensure that Spin-Off Subsidiary receives the benefits thereof to the maximum extent permissible in accordance with applicable law or other applicable restrictions, and shall perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement.

6.6 Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein. This Agreement cannot be amended or changed except through a written instrument signed by all of the parties hereto.

6.7 Assignment. No party may assign his, her or its rights or obligations hereunder, in whole or in part, without the prior written consent of the other parties. This Agreement will be binding on and enforceable against all permitted successors and assignees.

6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts or choice of laws thereof.

6.9 Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts taken together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

6.10 Section Headings and Gender. The section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

6.11 Submission to Jurisdiction; Process Agent; No Jury Trial.

(a) Each party to the Agreement hereby submits to the jurisdiction of the Courts of State of Nevada, in any action arising out of or relating to this Agreement, and agrees that all claims in respect of the action may be heard and determined in any such court. Each party to the Agreement also agrees not to bring any action arising out of or relating to this Agreement in any other court. Each party to the Agreement agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party to the Agreement waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

(b) EACH PARTY TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of the transactions, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to the Agreement hereby acknowledges that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each party to the Agreement further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of commencement of any action, this Agreement may be filed as a written consent to trial by a court.

6.12 General Releases.

(a) Each party hereto, respectively, on its own behalf and on behalf of its Affiliates (each such party and its Affiliates, a “Releasor”), effective on the Closing Date: (i) irrevocably and unconditionally releases, waives and forever discharges each other party to this Agreement and such other party’s respective officers, directors, stockholders, successors, Representatives and permitted assigns (each, a “Releasee”), from any and all claims and Liabilities, but only to the extent arising prior to the Closing (collectively all claims and Liabilities released pursuant to this Section 7.13(a)(i) are referred to as the “Released Claims”); and (ii) irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action or proceeding of any kind against any of the Releasees, based upon or in connection with any matter released or purported to be released pursuant to this Section 7.13(a).

(b) For the avoidance of doubt, this Section 7.13 does not constitute a release with respect to claims or Liabilities arising out of, based on or resulting from this Agreement, the Purchase Agreement, or the agreements or exhibits attached hereto and thereto. As used in this Agreement, “Liabilities” means, collectively, any debt, claim, cause of action, obligation, or liability.

[Signature page follows this page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Spin-Off Agreement as of the day and year first above written.

SELLER:

Gushen Inc.

By:	/s/ David Lazar
	Name:	David Lazar
	Title:	President, CEO and CFO

SPIN-OFF SUBSIDIARY:

Gushen Holding Limited

By:	/s/ David Lazar
	Name:	David Lazar
	Title:	Acting Chief Executive Officer

BUYER:

Custodian Ventures LLC

By:	/s/ David Lazar
	Name:	David Lazar
	Title:	CEO